Exhibit 99.1
Advance Auto Parts Reports Third Quarter 2023 Results and
Provides Updates on Strategic and Operational Review
Q3 Net Sales Increased 2.9% to $2.7 Billion; Comparable Store Sales Increased 1.2%

Executing on New $150 Million Cost Reduction Program

Initiates Sale Processes for Worldpac and Canadian Business

RALEIGH, N.C., November 15, 2023 - Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America, that serves both professional installer and do-it-yourself customers, announced its financial results for the third quarter ended October 7, 2023.

“Since joining Advance, I have partnered with the board and management team to move with speed in conducting a comprehensive review of the business,” said Shane O'Kelly, president and chief executive officer. “We are taking decisive actions to position Advance for long-term success and create meaningful value for our shareholders. Today we are announcing initial actions from our review process that will allow us to capitalize on significant opportunities ahead. First, we are launching a new cost reduction program that we expect will generate at least $150 million in savings on an annualized basis. We expect to reinvest up to $50 million of these savings in our team members with a clear focus on improving the retention of our frontline team members. At the same time, we have made a strategic decision to focus on our blended box business model and are therefore initiating separate sale processes for Worldpac as well as our Canadian business.

“We are committed to stabilizing the company and returning Advance to profitable growth, and our frontline team’s passion and extensive knowledge is integral to how we succeed. Seeing our frontline team members in action delivering for customers, coupled with robust industry fundamentals and strong vendor relationships, has reaffirmed my optimism that by making rigorous strategic and operational decisions now, Advance will be well positioned to capitalize on the opportunities ahead and deliver value for shareholders.”

Third Quarter 2023 Results (1)
Third quarter 2023 Net sales totaled $2.7 billion, a 2.9% increase compared with the third quarter of the prior year. Comparable store sales increased to 1.2%.

Gross profit decreased 16.3% to $1.0 billion. Gross profit margin was 36.3% of Net sales compared with 44.6% of Net sales in the third quarter of the prior year. This was primarily driven by a change in estimate for inventory reserves that resulted in a one-time impact of approximately $119 million. In addition, the company incurred higher product costs that were not fully covered by pricing actions and elevated supply chain costs. This was partially offset by a reduction in LIFO-related expenses.

SG&A expenses were $1.0 billion, which were 37.9% of Net sales compared with 38.2% in the third quarter of the prior year.

The company's Operating loss was $43.7 million, or (1.6)% of Net sales, compared with 6.5% in the third quarter of the prior year.

The company's effective tax rate was 24.4%, compared with 24.7% in the third quarter of the prior year. The company's Diluted loss per share was $(0.82), compared with Diluted earnings per share of $1.92 in the third quarter of the prior year.

Net cash provided by operating activities was $30.4 million through the third quarter of 2023 versus $483.1 million in the same period of the prior year. This was primarily driven by lower Net income and an increase in cash used in working capital. Through the third quarter of 2023, Free cash flow was an outflow of $156.8 million compared with an inflow of $149.5 million in the same period of the prior year.

All comparisons are based on the corrected results of the same time period in the prior year as depicted in the financial tables herein, which include the correction of non-material errors the company discovered in previously reported results.
Strategic Review Update
The company has initiated separate sale processes for the potential divestiture of Worldpac and the company’s Canada business. Worldpac, a leading automotive wholesale distributor of original equipment and aftermarket parts for all makes/all models, is highly recognized for its world class technology, catalog, product brand assortment and training. The company's Canadian business, which predominantly serves commercial customers, goes to market under the Carquest banner.

The company has engaged Centerview Partners to assist in the sale processes. The company has not set a timetable for the conclusion of the sale processes and does not intend to comment on or provide updates regarding these matters unless and until the processes are concluded or it determines that further disclosure is appropriate or required.

(1) Comparable store sales include locations open for 13 complete accounting periods and excludes sales to independently owned Carquest locations.

Capital Allocation
On October 31, 2023, the company declared a regular cash dividend of $0.25 per share to be paid on January 26, 2024 to all common stockholders of record as of January 12, 2024.

Full Year 2023 Guidance
Tony Iskander, interim chief financial officer, said, “Based on our year-to-date results and current business trends, we are adjusting our previously provided full year outlook ranges. Our updates include the impact of non-recurring expenses in Q3 as well as continued pressure in Q4 from higher product costs that we do not expect to offset with price. We are taking significant steps to improve our cost structure and remain focused on returning the business to profitable growth.”

	Prior FY 2023 Outlook		Updated FY 2023 Outlook
	As of August 23, 2023		As of November 15, 2023
($ in millions, except per share data)	Low	High	Low	High
Net sales	$11,250	$11,350	$11,250	$11,300
Comparable store sales (1)	(0.5)%	0.5%	(0.5)%	0.0%
Operating income margin	4.0%	4.3%	1.8%	2.0%
Income tax rate	25.0%	25.0%	25.0%	25.0%
Diluted EPS	$4.50	$5.10	$1.40	$1.80
Capital expenditures	$200	$250	$200	$250
Free cash flow (2)	$150	$250	$50	$100
New store and branch openings	40	60	55	65
(1)    Comparable store sales include locations open for 13 complete accounting periods and excludes sales to independently owned Carquest locations.
(2)    Free cash flow is a non-GAAP measure. For a better understanding of the company's non-GAAP adjustments, refer to the reconciliation of non-GAAP financial measures in the accompanying financial tables included herein.

Investor Conference Call
The company will detail its results for the third quarter ended October 7, 2023 via a webcast scheduled to begin at 8 a.m. Eastern Time on Wednesday, November 15, 2023. The webcast will be accessible via the Investor Relations page of the company's website (ir.AdvanceAutoParts.com).

To join by phone, please pre-register online for dial-in and passcode information. Upon registering, participants will receive a confirmation with call details and a registrant ID. While registration is open through the live call, the company suggests registering a day in advance or at minimum 10 minutes before the start of the call. A replay of the conference call will be available on the company's Investor Relations website for one year.

About Advance Auto Parts
Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of October 7, 2023 Advance operated 4,785 stores and 320 Worldpac branches primarily within the United States, with additional locations in Canada, Puerto Rico and the U.S. Virgin Islands. The company also served 1,307 independently owned Carquest branded stores across these locations in addition to Mexico and various Caribbean islands. Additional information about Advance, including employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found at www.AdvanceAutoParts.com.

Investor Relations Contact:	Media Contact:
Elisabeth Eisleben	Darryl Carr
T: (919) 227-5466	T: (984) 389-7207
E: invrelations@advanceautoparts.com	E: AAPCommunications@advance-auto.com

Forward-Looking Statements
Certain statements herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about our strategic initiatives, operational plans and objectives, including cost reduction initiatives, our ability to complete the potential divestiture of Worldpac and the company’s Canada business and expectations for economic conditions, future business results and future financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect our views based on historical results, current information and assumptions related to future developments. Except as may be required by law, the company undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, factors related to the company’s leadership transition, the timing and implementation of strategic initiatives, our ability to hire, train and retain qualified employees, deterioration of general macroeconomic conditions, the highly competitive nature of our industry, demand for our products and services, complexities in our inventory and supply chain and challenges with transforming and growing our business. Please refer to “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by our subsequent filings with the SEC, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands) (unaudited)

	October 7, 2023(1)	December 31, 2022 (2,3)
Assets
Current assets:
Cash and cash equivalents	$317,528	$269,282
Receivables, net	868,305	698,613
Inventories, net	4,940,037	4,911,053
Other current assets	185,249	163,695
Total current assets	6,311,119	6,042,643
Property and equipment, net	1,663,080	1,690,139
Operating lease right-of-use assets	2,600,946	2,607,690
Goodwill	989,934	990,471
Other intangible assets, net	598,699	620,901
Other assets	75,809	62,429
Total assets	$12,239,587	$12,014,273
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,942,591	$4,136,415
Accrued expenses	712,112	641,099
Current portion of long-term debt	—	185,000
Other current liabilities	478,603	427,480
Total current liabilities	5,133,306	5,389,994
Long-term debt	1,785,717	1,188,283
Noncurrent operating lease liabilities	2,209,899	2,278,318
Deferred income taxes	382,840	415,997
Other long-term liabilities	87,669	87,214
Total stockholders' equity	2,640,156	2,654,467
Total liabilities and stockholders’ equity	$12,239,587	$12,014,273

(1)This preliminary condensed consolidated balance sheet has been prepared on a basis consistent with the company's previously prepared consolidated balance sheets filed with the Securities and Exchange Commission (“SEC”), but does not include the footnotes required by accounting principles generally accepted in the United States of America (“GAAP”).
(2)The balance sheet at December 31, 2022 has been derived from the audited consolidated financial statements at that date, but does not include the footnotes required by GAAP.
(3)The balance sheet at December 31, 2022 reflects the corrected results as depicted in the financial tables herein, which include the correction of non-material errors the company discovered in previously reported results.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data) (unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	October 7, 2023 (1)	October 8, 2022 (1,2)	October 7, 2023 (1)	October 8, 2022 (1,2)
Net sales	$2,719,079	$2,641,341	$8,822,738	$8,680,977
Cost of sales, including purchasing and warehousing costs	1,732,420	1,462,094	5,220,200	4,821,037
Gross profit	986,659	1,179,247	3,602,538	3,859,940
Selling, general and administrative expenses (2)	1,030,355	1,008,226	3,407,445	3,301,959
Operating (loss) income	(43,696)	171,021	195,093	557,981
Other expense, net:
Interest expense	(19,407)	(12,039)	(69,993)	(35,114)
Loss on early redemption of senior unsecured notes	—	—	—	(7,408)
Other income (expense), net	(1,216)	(5,054)	(206)	(5,282)
Total other, net	(20,623)	(17,093)	(70,199)	(47,804)
(Loss) Income before provision for income taxes	(64,319)	153,928	124,894	510,177
Provision for income taxes	(15,686)	38,047	34,649	123,383
Net (loss) income	$(48,633)	$115,881	$90,245	$386,794

Basic (loss) earnings per common share	$(0.82)	$1.93	$1.52	$6.38
Weighted-average common shares outstanding	59,474	60,053	59,411	60,656

Diluted (loss) earnings per common share	$(0.82)	$1.92	$1.51	$6.34
Weighted-average common shares outstanding	59,630	60,384	59,588	61,045

(1)These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with the company's previously prepared consolidated statements of operations filed with the SEC, but do not include the footnotes required by GAAP.
(2)The twelve and forty weeks ended October 8, 2022 reflect the corrected results as depicted in the financial tables herein, which include the correction of the non-material errors the company discovered in previously reported results.

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Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	Forty Weeks Ended
	October 7, 2023 (1)	October 8, 2022 (1,2)
Cash flows from operating activities:
Net income	$90,245	$386,794
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	234,976	215,224
Share-based compensation	37,435	40,291
Loss and impairment on property and equipment, net	1,886	2,858
Loss on early redemption of senior unsecured notes	—	7,408
Provision for deferred income taxes	(33,059)	24,144
Other, net	1,499	2,064
Net change in:
Receivables, net	(170,371)	(89,304)
Inventories, net	(41,025)	(249,729)
Accounts payable	(191,871)	177,103
Accrued expenses	145,704	(27,576)
Other assets and liabilities, net	(45,015)	(6,183)
Net cash provided by operating activities	30,404	483,094
Cash flows from investing activities:
Purchases of property and equipment	(187,201)	(333,639)
Proceeds from sales of property and equipment	2,001	1,821
Net cash used in investing activities	(185,200)	(331,818)
Cash flows from financing activities:
Borrowings under credit facilities	4,805,000	1,123,000
Payments on credit facilities	(4,990,000)	(938,000)
Borrowings on senior unsecured notes	599,571	348,618
Payments on senior unsecured notes	—	(201,081)
Dividends paid	(194,322)	(336,230)
Repurchases of common stock	(14,237)	(542,608)
Other, net	(1,028)	463
Net cash provided by (used in) financing activities	204,984	(545,838)
Effect of exchange rate changes on cash	(1,942)	(15,662)
Net increase (decrease) in cash and cash equivalents	48,246	(410,224)
Cash and cash equivalents, beginning of period	269,282	601,428
Cash and cash equivalents, end of period	$317,528	$191,204

(1)These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with the company's previously prepared statements of cash flows filed with the SEC, but do not include the footnotes required by GAAP.
(2)The forty weeks ended October 8, 2022 reflect the corrected results as depicted in the financial tables herein, which include the correction of the non-material error the company discovered in previously reported results.

Restatement of Previously Issued Financial Statements
In connection with the preparation of the financial statements for the third quarter of 2023, the company identified additional errors impacting cost of sales and selling, general and administrative costs. The company evaluated the errors and determined that the related impacts were not material to the previously issued consolidated financial statements for any prior period. A summary of the corrections to the impacted financial statement line items in our previously issued Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income, Consolidated Statements of Changes in Stockholders’ Equity and Consolidated Statement of Cash Flows for the year ended December 31, 2022 included in previously filed Annual Reports on Form 10-K and Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Statements of Changes in Stockholders’ Equity and Condensed Consolidated Statements of Cash Flows for periods presented below, which were presented in previously filed Quarterly Reports on Form 10-Q, are as follows:

Corrected Condensed Consolidated Balance Sheet
October 8, 2022
	As Previously Reported	Adjustments	As Corrected
Assets
Receivables, net	$845,667	$(2,795)	$842,872
Total current assets	6,162,520	(2,795)	6,159,725
Total assets	$12,132,079	$(2,795)	$12,129,284

Liabilities and Stockholders’ Equity
Accounts payable	$4,097,412	$(16,579)	$4,080,833
Accrued expenses	681,216	10,312	691,528
Total current liabilities	5,442,901	(6,267)	5,436,634
Total liabilities	9,416,004	(6,267)	9,409,737
Accumulated other comprehensive loss	(54,298)	6,364	(47,934)
Retained earnings	4,726,823	(2,892)	4,723,931
Total stockholders’ equity	2,716,075	3,472	2,719,547
Total liabilities and stockholders’ equity	$12,132,079	$(2,795)	$12,129,284

Corrected Condensed Consolidated Balance Sheet
December 31, 2022
	As Previously Reported	Adjustments	As Corrected
Assets
Inventories, net	$4,915,262	$(4,209)	$4,911,053
Total current assets	6,046,852	(4,209)	6,042,643
Total assets	12,018,482	(4,209)	12,014,273

Liabilities and Stockholders’ Equity
Accounts payable	4,123,462	12,953	4,136,415
Accrued expenses	634,447	6,652	641,099
Total current liabilities	5,370,389	19,605	5,389,994
Total liabilities	9,340,201	19,605	9,359,806
Retained earnings	4,744,624	(23,814)	4,720,810
Total stockholders’ equity	2,678,281	(23,814)	2,654,467
Total liabilities and stockholders’ equity	$12,018,482	$(4,209)	$12,014,273

Corrected Condensed Consolidated Statement of Operations
October 8, 2022
	Twelve Weeks Ended			Forty Weeks Ended
	As Previously Reported	Adjustments	As Corrected	As Previously Reported	Adjustments	As Corrected
Cost of sales	$1,461,490	$604	$1,462,094	$4,808,888	$12,149	$4,821,037
Gross profit	1,179,851	(604)	1,179,247	3,872,089	(12,149)	3,859,940
Selling, general and administrative expenses	1,002,653	5,573	1,008,226	3,289,940	12,019	3,301,959
Operating income	177,198	(6,177)	171,021	582,149	(24,168)	557,981
Other income (expense), net	(17,741)	12,687	(5,054)	(18,314)	13,032	(5,282)
Total other, net	(29,780)	12,687	(17,093)	(60,836)	13,032	(47,804)
Income before provision for income taxes	147,418	6,510	153,928	521,313	(11,136)	510,177
Provision for income taxes	36,436	1,611	38,047	126,137	(2,754)	123,383
Net income	$110,982	$4,899	$115,881	$395,176	$(8,382)	$386,794

Basic earnings per share	$1.85	$0.08	$1.93	$6.52	$(0.14)	$6.38
Basic weighted average shares	60,053		60,053	60,656		60,656

Diluted earnings per common share	$1.84	$0.08	$1.92	$6.47	$(0.13)	$6.34
Diluted weighted average shares	60,384		60,384	61,045		61,045

Corrected Statement of Cash Flows (unaudited)
Forty Weeks Ended October 8, 2022
	As Previously Reported	Adjustments	As Corrected
Net income	$395,176	$(8,382)	$386,794
Net change in:
Receivables, net	(66,902)	(22,402)	(89,304)
Inventories	(284,271)	34,542	(249,729)
Accounts payable	187,331	(10,228)	177,103
Accrued expenses	(34,046)	6,470	(27,576)
Net cash provided by operating activities	$483,094	$—	$483,094

Reconciliation of Non-GAAP Financial Measure

The company's financial results include certain financial measures not derived in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses Free cash flow as a measure of its liquidity and believes it is a useful indicator to investors or potential investors of the company's ability to implement growth strategies and service debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the company's condensed consolidated statement of cash flows as a measure of liquidity.

Reconciliation of Free Cash Flow: (1)
	Forty Weeks Ended
(in thousands)	October 7, 2023	October 8, 2022
Cash flows provided by operating activities	$30,404	$483,094
Purchases of property and equipment	(187,201)	(333,639)
Free cash flow	$(156,797)	$149,455

Adjusted Debt to Adjusted EBITDAR: (1,2)
	Four Quarters Ended
(In thousands, except adjusted debt to adjusted EBITDAR ratio)	October 7, 2023	December 31, 2022
Total GAAP debt	$1,785,717	$1,373,283
Add: Operating lease liabilities	2,675,921	2,692,861
Adjusted debt	$4,461,638	$4,066,144

GAAP Net income	$176,022	$472,571
Depreciation and amortization	302,670	283,800
Interest expense	85,938	51,060
Other (income) expense, net	2,348	7,424
Provision for income taxes	48,445	137,180
Rent expense	600,261	594,838
Share-based compensation	48,122	50,978
Other noncash charges	59,975	7,408
Transformation related charges	26,367	—
Adjusted EBITDAR	$1,350,148	$1,605,259

Adjusted Debt to Adjusted EBITDAR	3.3	2.5
(1) The forty weeks ended October 8, 2022 and four quarters ended December 31, 2022 reflect the corrected results as depicted in the financial tables herein, which include the correction of non-material errors the company discovered in previously reported results.
(2) Beginning in first quarter 2023, the company no longer excludes transformation-related activities in non-GAAP measures. Prior period has been recast to conform to current year presentation.

NOTE: Management believes its Adjusted Debt to Adjusted EBITDAR ratio (“leverage ratio”) is a key financial metric for debt securities, as reviewed by rating agencies, and believes its debt levels are best analyzed using this measure. The company’s goal is to maintain an investment grade rating. The company's credit rating directly impacts the interest rates on borrowings under its existing credit facility and could impact the company's ability to obtain additional funding. If the company was unable to maintain its investment grade rating this could negatively impact future performance and limit growth opportunities. Similar measures are utilized in the calculation of the financial covenants and ratios contained in the company's financing arrangements. The leverage ratio calculated by the company is a non-GAAP measure and should not be considered a substitute for debt to net earnings, net earnings or debt as determined in accordance with GAAP. The company adjusts the calculation to remove rent expense and to add back the company’s existing operating lease liabilities related to their right-of-use assets to provide a more meaningful comparison with the company’s peers and to account for differences in debt structures and leasing arrangements. The company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Store Information

During the forty weeks ended October 7, 2023, 51 stores and branches were opened and 32 were closed, resulting in a total of 5,105 stores and branches as of October 7, 2023, compared with a total of 5,086 stores and branches as of December 31, 2022.

The below table summarizes the changes in the number of company-operated store and branch locations during the twelve and forty weeks ended October 7, 2023:

	Twelve Weeks Ended
	AAP	CARQUEST	WORLDPAC (1)	Total
July 15, 2023	4,471	319	319	5,109
New	10	1	1	12
Closed	(5)	(11)	—	(16)
Relocated	1	(1)	—	—
October 7, 2023	4,477	308	320	5,105

	Forty Weeks Ended
	AAP	CARQUEST	WORLDPAC (1)	Total
December 31, 2022	4,440	330	316	5,086
New	46	1	4	51
Closed	(10)	(22)	—	(32)
Relocated	1	(1)	—	—
October 7, 2023	4,477	308	320	5,105

(1) Certain converted Autopart International ("AI") locations will remain branded as AI going forward.